Exhibit 99.1

NETGEAR® REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2010 RESULTS

•	Fourth quarter 2010 net revenue of $258.5 million, as compared to $218.8 million in the comparable prior year quarter, 18% year-over-year growth

•	Fourth quarter 2010 non-GAAP net income of $16.1 million, as compared to $11.8 million in the comparable prior year quarter, 36% year-over-year growth

•	Fourth quarter 2010 non-GAAP diluted earnings per share of $0.44, as compared to $0.34 in the comparable prior year quarter

•	2010 net revenue was $902.1 million, as compared to $686.6 million in 2009, 31% year-over-year increase

•	2010 non-GAAP net income of $62.9 million, as compared to $23.7 million in 2009

•	2010 non-GAAP diluted earnings per share of $1.74, as compared to $0.68 in 2009

•	Company expects first quarter 2011 net revenue to be in the range of $250 million to $260 million, with non-GAAP operating margin in the range of 11% to 12%

SAN JOSE, California – February 8, 2011 – NETGEAR, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the fourth quarter and fiscal year ended December 31, 2010.

Net revenue for the fourth quarter ended December 31, 2010 was $258.5 million, as compared to $218.8 million for the fourth quarter ended December 31, 2009, and as compared to $236.0 million in the third quarter ended October 3, 2010. Net income, computed in accordance with GAAP, for the fourth quarter of 2010 was $13.6 million, or $0.37 per diluted share. This compared to GAAP net income of $7.9 million, or $0.22 per diluted share, for the fourth quarter of 2009, and to GAAP net income of $13.1 million, or $0.36 per diluted share, in the third quarter of 2010.

Gross margin on a non-GAAP basis in the fourth quarter of 2010 was 32.0%, as compared to 31.1% in the year ago comparable quarter, and 32.7% in the third quarter of 2010. Non-GAAP operating margin was 11.4% in the fourth quarter of 2010, as compared to 11.2% in the fourth quarter of 2009, and 11.0% in the third quarter of 2010. Non-GAAP net income was $0.44 per diluted share in the fourth quarter of 2010, as compared to non-GAAP net income of $0.34 per diluted share in the fourth quarter of 2009, and non-GAAP net income of $0.45 per diluted share in the third quarter of 2010.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring, technology license arrangements, acquisition related compensation, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Net revenue for the full year 2010 was $902.1 million, a 31% increase as compared to $686.6 million for 2009. Net income, computed in accordance with GAAP, for 2010 was $50.9 million, or $1.41 per diluted share. This net income was a 447% increase compared to net income of $9.3 million for 2009. Earnings per share, computed in accordance with GAAP, was $0.27 per diluted share for the full year 2009.

Non-GAAP net income for the full year 2010 was $62.9 million, a 165% increase compared to non-GAAP net income of $23.7 million for 2009. Non-GAAP net income was $1.74 per diluted share for 2010, as compared to $0.68 per diluted share for 2009, a 156% increase.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “We are extremely pleased with our full year 2010 business performance. The fourth quarter 2010 represented another new record in our quarterly revenue, and our full year 2010 also marked a year of record revenue and strong year-over-year growth. Our net revenue from service providers was approximately 25% of total net revenue in the fourth quarter 2010, as compared to 19% in the third quarter of 2010, and 28% in the fourth quarter of 2009.

The strong revenue performance in the fourth quarter was driven by higher than expected revenue contribution from new products. We introduced a record 26 new products during the fourth quarter 2010. In total, we introduced an unprecedented 81 new products in 2010. Notable new products include the industry’s first 500Mbps Powerline adapter, the Neo TV™ 550 Digital/Internet Media Player, the ReadyNAS® Ultra 2 Media Server Network Storage, the 4G LTE WiFi router, and a 10Gbps Ethernet Switch for medium size businesses. At the Las Vegas International Consumer Electronics Show in January, three of our new products were the recipients of 2011 Innovations Design and Engineering awards.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We ended the fourth quarter of 2010 with $270.7 million in cash, cash equivalents and short-term investments, compared to $247.1 million at the end of the fourth quarter of 2009, and $243.5 million at the end of the third quarter of 2010. Our net inventory ended at $127.4 million, compared to $90.6 million at the end of the fourth quarter of 2009, and $110.4 million at the end of the third quarter of 2010.”

Net revenue by geography comprises gross revenue less such items as marketing incentives paid to customers, sales returns and price protection. The following table shows net revenue by geography for the periods indicated:

Net revenue by geography:

	Three months ended						Year ended
	December 31, 2010		October 3, 2010		December 31, 2009		December 31, 2010		December 31, 2009
North America	$134,358	52%	$121,956	52%	$104,327	48%	$465,063	51%	$314,392	46%
Europe, Middle-East and Africa	101,620	39%	89,120	38%	91,177	42%	340,473	38%	292,182	42%
Asia Pacific	22,553	9%	24,941	10%	23,328	10%	96,516	11%	80,021	12%

	$258,531	100%	$236,017	100%	$218,832	100%	$902,052	100%	$686,595	100%

Looking forward, Mr. Lo added, “We continue to benefit from our unwavering commitment to research and development, resulting in unprecedented new product introductions in the last 3 quarters with more to come. We continue to believe that our strong new product pipeline will be the driving engine of our growth in 2011. In the first quarter of 2011, we intend to roll out at least another 20 new products. Specifically, for the first quarter 2011, we expect net revenue in the range of approximately $250 million to $260 million, with non-GAAP operating margin to be in the range of 11% to 12%.”

Investor Conference Call / Webcast Details

NETGEAR will review the fourth quarter and full year 2010 results and discuss management’s expectations for the first quarter of 2011 today, Tuesday, February 8, 2011 at 5 p.m. EST (2 p.m. PST). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR’s website at www.netgear.com. A replay of the call will be available 2 hours following the call through midnight EST (9 p.m. PST) on Tuesday, February 15, 2011 by telephone at (858) 384-5517 and via the web at www.netgear.com. The account number to access the phone replay is 3055 and the conference ID number is 365234.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in over 28,000 retail locations around the globe, and through more than 37,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://www.netgear.com/ or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2011 NETGEAR, Inc. NETGEAR, the NETGEAR logo, ReadyNAS and NeoTV are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Joseph Villalta

The Ruth Group

(646) 536-7003

jvillalta@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “believe”, “will”, “may”, “should”, “estimate”, “project”, “outlook”, “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR’s expected revenue, earnings, gross and operating margin and operating income on both a GAAP and non-GAAP basis, our ability and intent to launch new product offerings and continue product development efforts, current and future demand for the Company’s existing and anticipated new products, and our ability to increase market share for the Company’s products globally. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company’s products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers; changes in the level of NETGEAR’s cash resources and the Company’s planned usage of such resources; changes in the Company’s stock price and developments in the business that could increase the Company’s cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company’s customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 37 through 53, in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 3, 2010, filed with the Securities and Exchange Commission on November 10, 2010. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$126,173	$172,202
Short-term investments	144,564	74,898
Accounts receivable, net	226,731	162,853
Inventories	127,394	90,590
Deferred income taxes	19,332	13,347
Prepaid expenses and other current assets	23,850	20,835

Total current assets	668,044	534,725
Property and equipment, net	17,503	16,891
Intangibles, net	6,241	8,298
Goodwill	74,198	64,908
Other non-current assets	14,335	8,299

Total assets	$780,321	$633,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89,155	$69,081
Accrued employee compensation	24,130	11,040
Other accrued liabilities	110,413	87,894
Deferred revenue	27,538	22,106
Income taxes payable	3,487	5,488

Total current liabilities	254,723	195,609
Non-current income taxes payable	19,719	17,479
Other non-current liabilities	5,443	5,880

Total liabilities	279,885	218,968
Stockholders’ equity:
Common stock	36	35
Additional paid-in capital	316,108	280,256
Cumulative other comprehensive income	281	24
Retained earnings	184,011	133,838

Total stockholders’ equity	500,436	414,153

Total liabilities and stockholders’ equity	$780,321	$633,121

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Year ended
	December 31,	October 3,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Net revenue	$258,531	$236,017	$218,832	$902,052	$686,595
Cost of revenue	177,377	160,310	152,368	602,805	480,195

Gross profit	81,154	75,707	66,464	299,247	206,400

Operating expenses:
Research and development	10,158	10,564	7,854	39,972	30,056
Sales and marketing	36,354	34,069	30,086	131,570	106,162
General and administrative	9,523	9,358	8,133	36,220	32,727
Restructuring	(12)	(8)	11	(88)	809
Technology license arrangements	—	—	2,500	—	2,500
Litigation reserves, net	—	—	20	211	2,080

Total operating expenses	56,023	53,983	48,604	207,885	174,334

Income from operations	25,131	21,724	17,860	91,362	32,066
Interest income	124	132	81	426	629
Other income (expense), net	(176)	(326)	(466)	(564)	(128)

Income before income taxes	25,079	21,530	17,475	91,224	32,567
Provision for income taxes	11,457	8,435	9,622	40,315	23,234

Net income	$13,622	$13,095	$7,853	$50,909	$9,333

Net income per share:
Basic	$0.38	$0.37	$0.23	$1.44	$0.27

Diluted	$0.37	$0.36	$0.22	$1.41	$0.27

Weighted average shares outstanding used to compute net income per share:
Basic	35,906	35,441	34,657	35,385	34,485

Diluted	36,843	36,009	35,271	36,124	34,848

Stock-based compensation expense was allocated as follows:
Cost of revenue	$205	$202	$240	$913	$959
Research and development	562	556	468	$2,271	1,973
Sales and marketing	1,171	1,134	1,050	$4,710	4,147
General and administrative	1,052	1,055	973	$4,307	3,945

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding amortization of purchased intangibles, stock-based compensation, restructuring, technology license arrangements, acquisition related compensation, and litigation reserves, net of tax.

(In thousands, except per share data)

(Unaudited)

	Three months ended			Year ended
	December 31,	October 3,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Net revenue	$258,531	$236,017	$218,832	$902,052	$686,595
Cost of revenue	175,849	158,764	150,875	596,599	474,223

Gross profit	82,682	77,253	67,957	305,453	212,372

Operating expenses:
Research and development	9,576	9,988	7,273	37,015	27,970
Sales and marketing	35,183	32,935	29,036	126,860	102,015
General and administrative	8,471	8,303	7,160	31,913	28,782

Total operating expenses	53,230	51,226	43,469	195,788	158,767

Income from operations	29,452	26,027	24,488	109,665	53,605
Interest income	124	132	81	426	629
Other income (expense), net	(176)	(326)	(466)	(564)	(128)

Income before income taxes	29,400	25,833	24,103	109,527	54,106
Provision for income taxes	13,347	9,747	12,281	46,601	30,423

Net income	$16,053	$16,086	$11,822	$62,926	$23,683

Net income per share:
Basic	$0.45	$0.45	$0.34	$1.78	$0.69

Diluted	$0.44	$0.45	$0.34	$1.74	$0.68

Weighted average shares outstanding used to compute net income per share:
Basic	35,906	35,441	34,657	35,385	34,485

Diluted	36,843	36,009	35,271	36,124	34,848

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three months ended			Year ended
	December 31,	October 3,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
GAAP gross profit	$81,154	$75,707	$66,464	$299,247	$206,400
Amortization of intangible assets	1,323	1,344	1,253	5,293	5,013
Stock-based compensation expense	205	202	240	913	959

Non-GAAP gross profit	$82,682	$77,253	$67,957	$305,453	$212,372

Non-GAAP gross margin	32.0%	32.7%	31.1%	33.9%	30.9%

GAAP research and development	$10,158	$10,564	$7,854	$39,972	$30,056
Stock-based compensation expense	(562)	(556)	(468)	(2,271)	(1,973)
Acquisition related compensation	(20)	(20)	(113)	(686)	(113)

Non-GAAP research and development	$9,576	$9,988	$7,273	$37,015	$27,970

GAAP sales and marketing	$36,354	$34,069	$30,086	$131,570	$106,162
Stock-based compensation expense	(1,171)	(1,134)	(1,050)	(4,710)	(4,147)

Non-GAAP sales and marketing	$35,183	$32,935	$29,036	$126,860	$102,015

GAAP general and administrative	$9,523	$9,358	$8,133	$36,220	$32,727
Stock-based compensation expense	(1,052)	(1,055)	(973)	(4,307)	(3,945)

Non-GAAP general and administrative	$8,471	$8,303	$7,160	$31,913	$28,782

GAAP total operating expenses	$56,023	$53,983	$48,604	$207,885	$174,334
Stock-based compensation expense	(2,785)	(2,745)	(2,491)	(11,288)	(10,065)
Restructuring	12	8	(11)	88	(809)
Technology license arrangements	—	—	(2,500)	—	(2,500)
Acquisition related compensation	(20)	(20)	(113)	(686)	(113)
Litigation reserves	—	—	(20)	(211)	(2,080)

Non-GAAP total operating expenses	$53,230	$51,226	$43,469	$195,788	$158,767

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three months ended			Year ended
	December 31, 2010	October 3, 2010	December 31, 2009	December 31, 2010	December 31, 2009
GAAP operating income	$25,131	$21,724	$17,860	$91,362	$32,066
Amortization of intangible assets	1,323	1,344	1,253	5,293	5,013
Stock-based compensation expense	2,990	2,947	2,731	12,201	11,024
Restructuring	(12)	(8)	11	(88)	809
Technology license arrangements	—	—	2,500	—	2,500
Acquisition related compensation	20	20	113	686	113
Litigation reserves	—	—	20	211	2,080

Non-GAAP operating income	$29,452	$26,027	$24,488	$109,665	$53,605

Non-GAAP operating margin	11.4%	11.0%	11.2%	12.2%	7.8%

GAAP net income	$13,622	$13,095	$7,853	$50,909	$9,333
Amortization of intangible assets	1,323	1,344	1,253	5,293	5,013
Stock-based compensation expense	2,990	2,947	2,731	12,201	11,024
Restructuring	(12)	(8)	11	(88)	809
Technology license arrangements	—	—	2,500	—	2,500
Acquisition related compensation	20	20	113	686	113
Litigation reserves	—	—	20	211	2,080
Tax effect	(1,890)	(1,312)	(2,659)	(6,286)	(7,189)

Non-GAAP net income	$16,053	$16,086	$11,822	$62,926	$23,683

NET INCOME PER DILUTED SHARE:

	Three months ended			Year ended
	December 31, 2010	October 3, 2010	December 31, 2009	December 31, 2010	December 31, 2009
GAAP net income per diluted share	$0.37	$0.36	$0.22	$1.41	$0.27
Amortization of intangible assets	0.04	0.04	0.04	0.15	0.14
Stock-based compensation expense	0.08	0.08	0.08	0.34	0.32
Restructuring	(0.00)	(0.00)	0.00	(0.00)	0.02
Technology license arrangements	—	—	0.07	—	0.07
Acquisition related compensation	0.00	0.00	0.00	0.02	0.00
Litigation reserves	—	—	0.00	0.01	0.06
Tax effect	(0.05)	(0.03)	(0.07)	(0.19)	(0.20)

Non-GAAP net income per diluted share	$0.44	$0.45	$0.34	$1.74	$0.68

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended
	December 31, 2010	October 3, 2010	June 27, 2010	March 28, 2010	December 31, 2009
Cash, cash equivalents and short-term investments	$270,737	$243,509	$231,030	$240,947	$247,100
Cash, cash equivalents and short-term investments per diluted share	$7.35	$6.76	$6.43	$6.75	$7.01

Accounts receivable, net	$226,731	$175,599	$138,730	$150,140	$162,853
Days sales outstanding (DSO)	78	73	64	62	71

Inventories	$127,394	$110,394	$125,687	$109,934	$90,590
Ending inventory turns	5.6	5.8	4.0	5.0	6.7

Weeks of channel inventory:
U.S. retail channel	9.0	10.0	9.9	9.8	6.9
U.S. distribution channel	4.7	6.7	6.1	5.7	4.4
EMEA distribution channel	3.6	4.5	6.0	5.7	3.4
APAC distribution channel	5.5	5.9	4.9	4.5	3.8

Deferred revenue	$27,538	$20,957	$17,405	$15,917	$22,106

Headcount	654	646	625	607	586
Non-GAAP Diluted shares	36,843	36,009	35,943	35,716	35,271